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                                                                      EXHIBIT 23
                          LETTERHEAD OF MOSS ADAMS LLP
                          438 FIRST STREET, SUITE 320
                          SANTA ROSA, CALIFORNIA 95401



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                   ----------






The Board of Directors and Stockholders of
     Healthy Planet Products, Inc.

We consent to the incorporation by reference in the registration statement of Healthy Planet Products, Inc., on Form S-3 (File No. 333-70021) of our report dated February 6, 1998, on our audits of the financial statements of Healthy Planet Products, Inc. as of December 31, 1997 and 1996, and for each of the two fiscal years in the period ended December 31, 1997, and to the reference of our firm under the caption "Experts."




                  /s/ Moss Adams LLP



Santa Rosa, California
February 12, 1999